EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-53003 of Lennar Corporation on Form S-3 of our reports dated January 11, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1995.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 27, 1996

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-45442, No. 2-73630 and No. 2-89104 of Lennar Corporation on Form S-8 of our reports dated January 11, 1996, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1995.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida

February 27, 1996

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Lennar Corporation:

We consent to incorporation by reference in the Registration Statement (No. 33-45442, No. 2-73630 and No. 2-89104) on Form S-8 and (No. 33-53003) on Form
S-3 of Lennar Corporation of our report dated January 18, 1994, relating to the consolidated statements of earnings, cash flows and stockholders equity of Lennar Corporation and subsidiaries for the year ended November 30, 1993.

                                              /s/ KPMG PEAT MARWICK LLP

February 26, 1996
Miami, Florida